EXHIBIT 10.10

ESCROW AGREEMENT

This ESCROW AGREEMENT is made and entered in on January 17, 2007 (this “Escrow Agreement”) by SOLOMON TECHNOLOGIES, INC. (the “Company”), the PURCHASERS (as defined below) and DAVIS & GILBERT LLP, as escrow agent (“Escrow Agent”).

WHEREAS, reference is made to that certain Securities Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), by and among the Company and the purchasers identified therein and signatory thereto; Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the parties desire to establish an escrow account and the Escrow Agent is willing to establish and maintain such Escrow Account, and to disburse the funds deposited therein, as set forth in the Purchase Agreement, subject to the terms and conditions of this Escrow Agreement; and

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intend to be legally bound, agree as follows:

1. ESCROW.

(a) Escrow Agent has established a special, segregated, non-interest bearing bank account at City National Bank, in which each Purchaser participating in the Closing (each, a “Purchaser”) shall deposit, by check or wire transfer of immediately available funds in accordance with the instructions provided below, the aggregate Subscription Amount for the Debentures and Warrants to be purchased by such Purchaser in the Closing. Amounts so deposited into such bank account shall be hereinafter referred to as the “Escrowed Funds”.

ACCOUNT NAME:	Davis & Gilbert LLP Escrow Account

THE BANK:	City National Bank
400 Park Avenue, 21st Floor
New York, NY 10022

ACCOUNT NUMBER:	665057925

ABA NUMBER:	0260 1395 8

MANDATORY REFERENCE:	20911/0007-000/Solomon/ref. Norton

(b) Upon request, Escrow Agent shall advise the Company and any Purchaser (or his, her or its representative or legal counsel) of the aggregate amount of Escrowed Funds. As soon as reasonably practicable after a minimum of $4,800,000 of Escrowed Funds have been received into escrow (the “Escrow Condition”), Escrow Agent shall advise the Company and each Purchaser (or his, her or its representative) of the same.

2. RELEASE OF ESCROWED FUNDS.

(a) Following satisfaction of the Escrow Condition and the other conditions precedent to the Closing, the Company shall deliver to Escrow Agent written instructions regarding the disbursement of the Escrowed Funds, which instructions shall include the amounts to be disbursed along with delivery instructions and which instructions shall be approved by FWS. As soon as practicable following receipt of said instructions, Escrow Agent shall disburse the Escrowed Funds in accordance therewith.

(b) In the event that the Escrow Condition shall not be satisfied or, for any reason, the Closing shall not occur on or before January 19, 2007, Escrow Agent shall return to each Purchaser such portion of the Escrowed Funds as such Purchaser had deposited, without interest.

3. COVENANTS AND AGREEMENTS.

(a) Escrow Agent agrees to hold and disburse the Escrowed Funds subject to the terms and conditions contained in this Escrow Agreement and the Purchase Agreement. The provisions of this Escrow Agreement shall control in the event of any conflict between the provisions hereof and the provisions of the Purchase Agreement.

(b) Unless otherwise provided for in this Escrow Agreement or any addendum thereto, Escrow Agent shall disburse the Escrowed Funds without interest or other accumulation in value.

(c) Escrow Agent shall not be deemed to have knowledge of any matter or thing unless and until Escrow Agent has actually received written notice of such matter or thing and Escrow Agent shall not be charged with any constructive notice whatsoever.

(d) The fees and expenses of the Escrow Agent or otherwise relating to the Escrow Account shall be borne by the Company.

(e) The Company and the Purchasers acknowledge and agree that nothing in this Escrow Agreement shall prohibit Escrow Agent from (i) serving in a similar capacity on behalf of others, or (ii) acting in the capacity of attorneys for the Company.

(f) The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document that is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

(g) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Company and/or Purchasers or from third persons with respect to the Escrowed Funds, which, in its sole opinion, are in conflict with any provisions of this Escrow Agreement and/or the Purchase Agreement, or which are in conflict with any other instructions, claims or demands from another party, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Company or by a final order or judgment of a court of competent jurisdiction.

4. LIABILITY OF ESCROW AGENT. It is agreed that the duties of Escrow Agent are purely ministerial in nature and shall be expressly limited to safekeeping of the Escrowed Funds and for the disposition of same in accordance with the Purchase Agreement and this Escrow Agreement. The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. The Escrow Agent shall not be responsible for the performance by the Company of its obligations under this Escrow Agreement. The Company hereby agrees to indemnify Escrow Agent and hold it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened directly or indirectly arising from or in any way connected with this Escrow Agreement or which may result from Escrow Agent’s following of instructions from the Company, and in connection therewith, to indemnify Escrow Agent against any and all expenses, including attorneys’ fees and the costs of defending any action, suit, or proceeding or resisting any claim, whether or not litigation is instituted.

5. DISPUTES. In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Escrowed Funds, Escrow Agent shall, at its option, either (i) tender the Escrowed Funds to the registry of the appropriate court, or (ii) disburse the Escrowed Funds in accordance with the court’s ultimate disposition of the case, and the Company agrees to indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys’ fees and court costs at all trial and appellate levels.

6. TERM OF AGREEMENT. This Escrow Agreement shall remain in effect unless and until it is canceled in any of the following manners:

(a) Upon written notice given by the Company of cancellation of designation of Escrow Agent to act and serve in said capacity; or

(b) Escrow Agent may resign as Escrow Agent at any time upon giving notice to the parties of its desire to so resign; provided, however, that resignation of Escrow Agent shall take effect no earlier than ten (10) days after the giving of notice of resignation; or

(c) Upon compliance with all escrow provisions as set forth in this Escrow Agreement and in the Purchase Agreement, if any.

Upon any cancellation described above, subject to the provisions of Sections 3(f), Escrow Agent shall promptly pay over to the successor escrow agent any Escrowed Funds then held in escrow or, in the event the parties fail to agree to a successor escrow agent within the period described hereinabove, Escrow Agent shall have the right to deposit all of the Escrowed Funds held hereunder into the registry of an appropriate court and request judicial determination of the rights between the parties, by interpleader or other appropriate action and Company agrees to indemnify and hold Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited, to reasonable attorneys’ fees and court costs at all trial and appellate levels.

7. NOTICES. Unless otherwise expressly provided in this Escrow Agreement, all notices and other communications provided for in this Escrow Agreement shall be in writing and shall be deemed delivered (a) when received, if delivered by hand delivery, (b) three Business Days after being sent, certified or registered mail, return receipt requested, first class postage prepaid, or (c) one Business Day after being sent by nationally recognized overnight courier, addressed (i) if to the Company, to it at 1400 L&R Industrial Boulevard, Tarpon Springs, FL 34689, marked for the attention of the Chief Executive Officer, (ii) if to one or more Purchasers, at their respective addresses as set forth on Schedule 1 to the Purchase Agreement, (iii) if to Escrow Agent, to Davis & Gilbert LLP, 1740 Broadway, New York, NY 10019, Attention: Ralph Norton, Esq. All written notices delivered by means other than as set forth above shall be deemed effective upon receipt. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.

8. CHOICE OF LAW AND VENUE. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws principles. In the event any action, suit or proceeding is instituted as a result of any matter or thing affecting this Escrow Agreement, the parties hereto hereby designate New York County, New York as the proper jurisdiction and the venue in which same is to be instituted.

9. MISCELLANEOUS. This Escrow Agreement shall be binding upon the Company, the Purchasers and Escrow Agent and their respective successors and permitted assigns. This Escrow Agreement may be altered or amended only in writing signed by the Company, Escrow Agent and Purchasers holding at least 67% of the Securities. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. This Escrow Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto. Facsimile signatures shall be deemed originals for all purposes hereunder.

{Remainder of this page left intentionally blank. Signature page(s) to follow.)

COMPANY AND ESCROW AGENT COUNTERPART SIGNATURE PAGE TO
ESCROW AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Escrow Agreement as of the date first written above.

SOLOMON TECHNOLOGIES, INC.

By:
Name:
Title:

DAVIS & GILBERT LLP

By:
Name:
Title:

PURCHASER COUNTERPART SIGNATURE PAGE TO
ESCROW AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Escrow Agreement as of the date first written above.

FOR INDIVIDUAL PURCHASER:

[Print Name of Purchaser]

[Signature]

FOR ENTITY PURCHASER:

[Print Name of Purchaser]

By:
[Signature]

[Print Name and Title of Signatory]